Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Alibaba Group Holding Limited of our report dated June 26, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Alibaba Group Holding Limited’s Annual Report on Form 20-F for the year ended March 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP
Shanghai, the People’s Republic of China

July 21, 2025